PRINCIPAL SPECIAL MARKETS FUND, INC.
                          INVESTMENT SERVICE AGREEMENT

     THIS INVESTMENT SERVICE AGREEMENT, executed as of the 22nd day of April, 1993, by and between PRINCIPAL SPECIAL MARKETS FUND, INC. (the "Fund"), an open-end investment company formed under the laws of Maryland, PRINCOR MANAGEMENT CORPORATION ("Manager"), an Iowa corporation, AND PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, a specially chartered Iowa life insurance company.

                                  WITNESSETH:

     WHEREAS, Principal Mutual Life Insurance Company has organized the Manager to serve as an investment adviser and is the owner (through its subsidiaries) of all of the outstanding stock of the Manager; and

     WHEREAS, the Manager and the Fund have entered into a Management Agreement executed as of April 22, 1993 (the "Management Agreement") whereby the Manager undertakes to furnish the Fund with investment advisory services and certain other services relative to certain portfolios of the Fund (the "Portfolios"); and

     WHEREAS, the Manager has the right under the Management Agreement to appoint one or more sub-advisors to furnish such services to the Portfolios (the "Sub-Advisors"); and

     WHEREAS, Principal Mutual Life Insurance Company is willing to make available to the Manager and the Sub-Advisers on a part-time basis certain employees and services of Principal Mutual Life Insurance Company for the purpose of better enabling the Manager or any Sub-Advisor to fulfill its investment advisory obligations under the Management Agreement or any related sub-advisory agreement, provided that the Manager bears all costs allocable to the time spent by such employees on the affairs of the Manager and the Sub-Advisers, and the Manager and the Fund believe that such an arrangement will be for their mutual benefit:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. The Manager shall have the right to use, on a part-time basis, and Principal Mutual Life Insurance Company shall make available on such basis, such employees of Principal Mutual Life Insurance Company and for such periods as may be agreed upon by the Manager and Principal Mutual Life Insurance Company, as reasonably needed by the Manager and any such Sub-Adviser in the performance of investment advisory services (but not administrative, transfer and paying services) under the Management Agreement. It is anticipated that such employees will be persons assigned to the Investment Department of Principal Mutual Life Insurance Company. Principal Mutual Life Insurance Company will also make available to the Manager, any such Sub-Adviser or the Fund such clerical, stenographic and administrative services as the Manager or any such Sub-Adviser may reasonably request to facilitate performance of such investment advisory services.

     2. The employees of Principal Mutual Life Insurance Company in performing services for the Manager or a Sub-Adviser hereunder may, to the full extent that they deem appropriate, have access to and utilize statistical and economic data, investment research reports and other material prepared for or contained in the files of the Investment Department of Principal Mutual Life Insurance Company that are relevant to making investments for the Fund, and may make such materials available to the Manager or such Sub-Adviser, provided, that any such materials prepared or obtained in connection with a private placement or other non-public transaction need not be made available to the Manager or such Sub-Adviser if Principal Mutual Life Insurance Company deems such materials confidential.

     3. Employees of Principal Mutual Life Insurance Company performing services for the Manager or a sub-Adviser pursuant hereto shall report and be responsible solely to the officers and directors of the Manager or persons designated by them. Principal Mutual Life Insurance Company shall have no responsibility for investment recommendations and decisions of the Manager or the Sub-Advisers based upon information or advice given or obtained by or through such Principal Mutual Life Insurance Company employees.

     4. Principal Mutual Life Insurance Company will, to the extent requested by the Manager, supply to employees of the Manager and the Sub-Advisers (including part-time employees of Principal Mutual Life Insurance Company serving the Manager and the Sub-Advisers) such clerical, stenographic and administrative services and such office supplies and equipment as may be reasonably required in order that they may properly perform their respective functions on behalf of the Manager and the Sub-Advisers in connection with the performance of investment advisory services under the Management Agreement and related sub-advisory agreements.

     5. The obligation of performance under the Management Agreement is solely that of the Manager, and Principal Mutual Life Insurance Company undertakes no obligation in respect thereto or in respect to the obligation of performance by a Sub-Advisor under any related sub-advisory agreement, except as otherwise expressly provided.

     6. In consideration of the services to be rendered by Principal Mutual Life Insurance Company employees pursuant to this Investment Service Agreement, the Manager agrees to reimburse Principal Mutual Life Insurance Company for such costs, direct and indirect, as may be fairly attributable to the services performed for the Manager and for the Sub-Advisors. Such costs shall include, but not be limited to, an appropriate portion of:

     (a)  salaries;

     (b)  employee benefits;

     (c)  general overhead expense;

     (d)  supplies and equipment; and

     (e) a charge in the nature of rent for the cost of space in Principal Mutual Life Insurance Company offices fairly allocable to activities of the Manager under the Management Agreement and of any Sub-Advisors under related sub-advisory agreements.

In the event of disagreement between the Manager and Principal Mutual Life Insurance Company as to a fair basis for allocating or apportioning costs, such basis shall be fixed by the public accountants for the Fund.

     7. This Agreement shall become effective as to any Portfolio on the latest of (i) the date of its execution or the execution of an amendment making the agreement applicable to that Portfolio, (ii) the date of its approval by a majority of the directors of the Fund, including approval by the vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company or the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (iii) the date of its approval by a majority of the outstanding voting securities of the Portfolio.

     This Agreement will continue in effect as to any Portfolio for more than two years from the date of its execution or the execution of an amendment making this Agreement applicable to that Portfolio only so long such continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days' written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the fund, as to any Portfolio by the vote of a majority of the outstanding voting securities of that Portfolio or by the Manager.

     This Investment Service Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 7, the definitions contained in Section 2(a) of the Investment Company Act of 1940 and the rules thereunder (particularly the definitions of "interested persons", "assignment" and "voting securities") shall be applied.

     The required shareholder approval of this Agreement or of any continuance of this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the matter.

     8. No amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities and by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Mutual Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of any amendment to this Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of the Fund or of any other Portfolio affected by the matter.

     9. Any notice under this Investment Service Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other parties at such addresses as such other parties may designate for the receipt of such notices. Until further notice it is agreed that the address of the Fund, that of the Manager and that of Principal Mutual Life Insurance Company and its subsidiaries for this purpose shall be The Principal Financial Group, Des Moines, Iowa 50392-0200.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in three counterparts by their duly authorized officers the day and year first above written.


                       PRINCIPAL SPECIAL MARKETS FUND, INC.

                                 /s/ A. S. Filean
                       By ________________________________
                                     A. S. Filean


                       PRINCOR MANAGEMENT CORPORATION

                                 /s/ S. L. Jones
                       By ________________________________
                                     S. L. Jones



                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                 /s/ D. K. Kauf
                       By ________________________________
                                     D. K. Kauf

                             FIRST AMENDMENT TO THE
                      PRINCIPAL SPECIAL MARKETS FUND, INC.
                          INVESTMENT SERVICE AGREEMENT

The Investment Service Agreement ("Agreement") by and between Principal Special Markets Fund, Inc., an open-end investment company formed under the laws of Maryland, Princor Management Corporation, an Iowa corporation, and Principal Mutual Life Insurance Company, a specially chartered Iowa life insurance company, was executed on the 22nd day of April, 1993.

     WHEREAS,   The   Agreement   contemplates   the   addition  of   Portfolios
("Portfolios") to the Fund, and

     WHEREAS, The Board of Directors of the Fund has adopted Resolutions to add Portfolios to the Fund, and

     WHEREAS,   Principal  Special  Markets  Fund,  Inc.,   Princor   Management
Corporation and Principal Mutual Life Insurance Company wish the provisions of the Agreement to extend to the additional Portfolios:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. The Agreement shall be effective with respect to the International Emerging Markets Portfolio as of the _____ day of _________________, 1997.

     2. The Agreement shall be effective with respect to the International SmallCap Portfolio as of the _____ day of _________________, 1997.


Executed this ________ day of ________________, 1997

                                  Principal Special Markets Fund, Inc.


                                  by:_________________________________

                                  Princor Management Corporation


                                  by:_________________________________

                                  Principal Mutual Life Insurance Company


                                  by:_________________________________